EXHIBIT 99.1

Quanex Building Products Announces First Quarter 2020 Results and Reaffirms Full Year 2020 Guidance

Improved Profitability
Margin Expansion Realized in EU Fenestration & NA Cabinet Components Segments
Above Market Growth in EU Fenestration Segment Continues

HOUSTON, March 05, 2020 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended January 31, 2020.

The Company reported the following selected financial results:

	Three Months Ended January 31,
	2020	2019
Net Sales	$196.6	$196.8
Gross Margin	$39.2	$38.3
Gross Margin %	19.9%	19.4%
Net Income (Loss)	$0.0	($3.6)
Diluted EPS	$0.00	($0.11)

Adjusted Net Income (Loss)	$1.2	($2.3)
Adjusted Diluted EPS	$0.04	($0.07)
Adjusted EBITDA	$15.7	$12.1
Adjusted EBITDA Margin %	8.0%	6.1%

Cash Used for Operating Activities	($3.7)	($20.2)
Free Cash Flow	($13.0)	($26.5)
(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table Selected Segment Data table and Free Cash Flow Reconciliation table for additional information)

George Wilson, President and Chief Executive Officer, stated, “We had a good start to fiscal 2020 and we are optimistic looking ahead into the spring selling season as leading indicators for residential housing remain favorable.  As such, we are reaffirming our full year 2020 guidance of $865 million to $885 million in net sales and $102 million to $110 million in Adjusted EBITDA*.

“Demand for our fenestration components remained strong in Europe and volumes were in line with our expectations in North America.  On a consolidated basis, we were able to realize Adjusted EBITDA margin expansion of approximately 190 basis points in the first quarter, led again by our European segment where those margins improved by 100 basis points.  Despite lower volumes in our cabinet components segment, we realized Adjusted EBITDA margin expansion of approximately 70 basis points, mainly as a result of ongoing and continued operational efficiency gains.  Due to the typical seasonality in our business, we were a net borrower during the first quarter, but our balance sheet remains strong.  In fact, as expected, free cash flow for the quarter improved significantly compared to the same period of 2019 and we repurchased approximately $4.6 million in stock.” (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort.  Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.

First Quarter 2020 Results Summary

The slight decrease in net sales during the first quarter of 2020 was driven by volume loss in the North American Cabinet Components segment related to a strategy change specific to one customer and the shift in the market from semi-custom to stock cabinets.  Volume losses in the North American Cabinet Components segment were somewhat offset by above market growth in the European Fenestration segment coupled with low single-digit growth in the North American Fenestration segment.  (See Sales Analysis table for additional information)

The increase in earnings was driven by a concentrated focus on controlling costs, improved operating leverage, operational efficiency gains and lower medical expenses.

As of January 31, 2020, Quanex’s leverage ratio of Net Debt to LTM Adjusted EBITDA was 1.4x.  (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

Share Repurchases

The Company’s Board of Directors authorized a $60 million share repurchase program in September of 2018.  Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements and other relevant factors.  The program does not have an expiration date or a limit on the number of shares that may be repurchased.  Quanex repurchased 269,862 shares of common stock for approximately $4.6 million at an average price of $17.19 per share during the three months ended January 31, 2020.  As of January 31, 2020, approximately $13.8 million remained under the existing share repurchase authorization.

Recent Events

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share on Quanex’s common stock, payable March 31, 2020, to shareholders of record on March 17, 2020.

Conference Call and Webcast Information

The Company has scheduled a conference call for Friday, March 6, 2020, at 11:00 a.m. ET (10:00 a.m. CT).  To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 2790569, and ask for the Quanex call a few minutes prior to the start time.  A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through March 13, 2020.  To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 2790569.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.  For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (Loss) (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort.  The Company is not able to provide reconciliations of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of Quanex’s control and/or cannot be reasonably predicted, such as the provision for income taxes.  Net Debt is calculated using the sum of current maturities of long-term debt and long-term debt, minus cash and cash equivalents.  The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage.  In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.  Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of Quanex’s residual cash flow available for discretionary expenditures.  The Company believes that the presented non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding Quanex’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release.  The statements and guidance set forth in this release are based on current expectations.  Actual results or events may differ materially from this release.  For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.  Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,
	2020	2019

Net sales	$196,597	$196,808
Cost of sales	157,427	158,557
Selling, general and administrative	24,132	28,026
Restructuring charges	153	103
Depreciation and amortization	12,905	12,572
Operating income (loss)	1,980	(2,450)
Interest expense	(1,582)	(2,442)
Other, net	36	256
Income (loss) before income taxes	434	(4,636)
Income tax (expense) benefit	(424)	987
Net income (loss)	$10	$(3,649)

Earnings (loss) per common share, basic	$0.00	$(0.11)
Earnings (loss) per common share, diluted	$0.00	$(0.11)

Weighted average common shares outstanding:
Basic	32,861	33,098
Diluted	33,078	33,098

Cash dividends per share	$0.08	$0.08

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2020	October 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$23,114	$30,868
Accounts receivable, net	64,036	82,946
Inventories, net	78,117	67,159
Prepaid and other current assets	7,931	9,353
Total current assets	173,198	190,326
Property, plant and equipment, net	192,148	193,600
Operating Lease Right-of-Use Assets	41,661	-
Goodwill	146,590	145,563
Intangible assets, net	104,338	107,297
Other assets	9,265	8,324
Total assets	$667,200	$645,110

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$49,092	$63,604
Accrued liabilities	28,982	39,221
Income taxes payable	5,265	6,183
Current maturities of long-term debt	707	746
Current Operating Lease Liabilities	6,532	-
Total current liabilities	90,578	109,754
Long-term debt	166,711	156,414
Noncurrent Operating Lease Liabilities	35,505	-
Deferred pension and postretirement benefits	11,251	13,322
Deferred income taxes	19,741	19,363
Other liabilities	13,481	16,070
Total liabilities	337,267	314,923
Stockholders’ equity:
Common stock	373	374
Additional paid-in-capital	252,495	254,673
Retained earnings	182,989	185,703
Accumulated other comprehensive loss	(29,164)	(33,817)
Treasury stock at cost	(76,760)	(76,746)
Total stockholders’ equity	329,933	330,187
Total liabilities and stockholders' equity	$667,200	$645,110

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended January 31,
	2020	2019
Operating activities:
Net income (loss)	$10	$(3,649)
Adjustments to reconcile net income (loss) to cash used for operating activities:
Depreciation and amortization	12,905	12,572
Stock-based compensation	(239)	224
Deferred income tax	(413)	(1,877)
Other, net	1,096	785
Changes in assets and liabilities:
Decrease in accounts receivable	18,641	12,679
Increase in inventory	(10,657)	(11,601)
Decrease in other current assets	1,200	15
Decrease in accounts payable	(12,063)	(11,738)
Decrease in accrued liabilities	(12,519)	(18,850)
(Decrease) increase in income taxes payable	(936)	422
Increase in deferred pension and postretirement benefits	448	684
Decrease in other long-term liabilities	(405)	(27)
Other, net	(725)	118
Cash used for operating activities	(3,657)	(20,243)
Investing activities:
Capital expenditures	(9,312)	(6,271)
Proceeds from disposition of capital assets	-	74
Cash used for investing activities	(9,312)	(6,197)
Financing activities:
Borrowings under credit facilities	34,500	43,000
Repayments of credit facility borrowings	(24,500)	(23,000)
Repayments of other long-term debt	(285)	(454)
Common stock dividends paid	(2,659)	(2,675)
Issuance of common stock	3,075	27
Payroll tax paid to settle shares forfeited upon vesting of stock	(454)	(322)
Purchase of treasury stock	(4,639)	(2,016)
Cash provided by financing activities	5,038	14,560
Effect of exchange rate changes on cash and cash equivalents	177	333
Decrease in cash and cash equivalents	(7,754)	(11,547)
Cash and cash equivalents at beginning of period	30,868	29,003
Cash and cash equivalents at end of period	$23,114	$17,456

QUANEX BUILDING PRODUCTS CORPORATION
FREE CASH FLOW RECONCILIATION
(In thousands)
(Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended January 31,
	2020	2019
Cash used for operating activities	(3,657)	(20,243)
Capital expenditures	(9,312)	(6,271)
Free Cash Flow	($12,969)	($26,514)

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
Reconciliation of Adjusted Net Income (Loss) and Adjusted EPS	January 31, 2020			January 31, 2019
	Net Income	Diluted EPS		Net Loss	Diluted EPS
Net income (loss) as reported	$10	$0.00		$(3,649)	$(0.11)
Reconciling items from below	1,216	0.04		1,334	0.04
Adjusted net income (loss) and adjusted EPS	$1,226	$0.04		$(2,315)	$(0.07)

Reconciliation of Adjusted EBITDA	Three Months Ended January 31, 2020			Three Months Ended January 31, 2019
	Reconciliation			Reconciliation
Net income (loss) as reported	$10			$(3,649)
Income tax expense (benefit)	424			(987)
Other, net	(36)			(256)
Interest expense	1,582			2,442
Depreciation and amortization	12,905			12,572
EBITDA	14,885			10,122
Reconciling items from below	771			1,971
Adjusted EBITDA	$15,656			$12,093

Reconciling Items	Three Months Ended January 31, 2020			Three Months Ended January 31, 2019
	Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$196,597	$-		$196,808	$-
Cost of sales	157,427	-		158,557	-
Selling, general and administrative	24,132	(618)	(1)	28,026	(1,868)	(1)
Restructuring charges	153	(153)	(2)	103	(103)	(2)
EBITDA	14,885	771		10,122	1,971
Depreciation and amortization	12,905	(731)	(3)	12,572	-
Operating income (loss)	1,980	1,502		(2,450)	1,971
Interest expense	(1,582)	-		(2,442)	-
Other, net	36	60	(4)	256	21	(4)
Income (loss) before income taxes	434	1,562		(4,636)	1,992
Income tax (expense) benefit	(424)	(346)	(5)	987	(658)	(5)
Net income (loss)	$10	$1,216		$(3,649)	$1,334

Diluted earnings (loss) per share	$0.00			$(0.11)

(1) Transaction and advisory fees, $0.6 million related to executive severance charges in 2020, and $1.2 million of severance charges related to a reorganization in 2019.
(2) Restructuring charges relate to the closure of manufacturing plant facilities.
(3) Accelerated depreciation and amortization for equipment replacement in the North American Fenestration segment and in 2020, accelerated depreciation related to the closure of a North American Cabinet Components plant.
(4) Foreign currency transaction losses.
(5) Impact on a with and without basis, and in 2019, an adjustment of $0.2 million related to the Tax Cuts and Jobs Act.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides gross margin, operating (loss) income, EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.

	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total

Three months ended January 31, 2020
Net sales	$110,452	$36,766	$50,044	$(665)	$196,597
Cost of sales	88,696	25,244	43,842	(355)	157,427
Gross Margin	21,756	11,522	6,202	(310)	39,170
Gross Margin %	19.7%	31.3%	12.4%		19.9%
Selling, general and administrative	13,055	5,950	4,853	274	24,132
Restructuring charges	91	-	62	-	153
Depreciation and amortization	6,979	2,408	3,402	116	12,905
Operating income (loss)	1,631	3,164	(2,115)	(700)	1,980
Depreciation and amortization	6,979	2,408	3,402	116	12,905
EBITDA	8,610	5,572	1,287	(584)	14,885
Transaction and advisory fees	-	-	-	55	55
Executive severance charges	-	-	-	563	563
Restructuring charges	91	-	62	-	153
Adjusted EBITDA	$8,701	$5,572	$1,349	$34	$15,656
Adjusted EBITDA Margin %	7.9%	15.2%	2.7%		8.0%

Three months ended January 31, 2019
Net sales	$109,049	$35,254	$53,853	$(1,348)	$196,808
Cost of sales	87,153	24,526	47,856	(978)	158,557
Gross Margin	21,896	10,728	5,997	(370)	38,251
Gross Margin %	20.1%	30.4%	11.1%		19.4%
Selling, general and administrative	13,077	5,711	4,925	4,313	28,026
Restructuring charges	103	-	-	-	103
Depreciation and amortization	6,873	2,236	3,339	124	12,572
Operating income (loss)	1,843	2,781	(2,267)	(4,807)	(2,450)
Depreciation and amortization	6,873	2,236	3,339	124	12,572
EBITDA	8,716	5,017	1,072	(4,683)	10,122
Transaction and advisory fees	-	-	-	717	717
Severance related to reorganization	-	-	-	1,151	1,151
Restructuring charges	103	-	-	-	103
Adjusted EBITDA	$8,819	$5,017	$1,072	$(2,815)	$12,093
Adjusted EBITDA Margin %	8.1%	14.2%	2.0%		6.1%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended
	January 31, 2020	January 31, 2019

NA Fenestration:
United States - fenestration	$96,847	$93,884
International - fenestration	6,434	8,207
United States - non-fenestration	4,563	3,505
International - non-fenestration	2,608	3,453
	$110,452	$109,049
EU Fenestration (1):
International - fenestration	$30,964	$30,724
International - non-fenestration	5,802	4,530
	$36,766	$35,254
NA Cabinet Components:
United States - fenestration	$3,147	$3,352
United States - non-fenestration	46,450	49,962
International - non-fenestration	447	539
	$50,044	$53,853
Unallocated Corporate & Other:
Eliminations	$(665)	$(1,348)
	$(665)	$(1,348)

Net Sales	$196,597	$196,808

(1) Reflects increase of $0.2 million in revenue associated with foreign currency exchange rate impacts for the three months ended January 31, 2020.